UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): January 27, 2017

Camber Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-32508 (Commission File Number)	20-2660243 (I.R.S. Employer Identification No.)

450 Gears Road, Suite 860 Houston, Texas (Address of principal executive offices)		77067 (Zip Code)

(713) 528-1881

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 8.01	Other Events.

On January 12, 2017, the Board of Directors (the “Board”) of Camber Energy, Inc. (the “Company”) approved March 22, 2017 as the date for the Company’s Annual Meeting of Stockholders for the year ended March 31, 2016 (the “Meeting”) to be held at the Hilton Houston North, Salon 12, 12400 Greenspoint Drive, Houston, Texas 77060. The Board also approved January 30, 2017 as the record date for the Meeting. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Because the Meeting will be held more than 30 days from the anniversary of the Company’s Annual Meeting of Stockholders for the year ended March 31, 2015 (the “Prior Meeting”), the Company has set a new deadline for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy materials for the Meeting. Such proposals must be delivered to Paul Pinkston, the Company’s Chief Accounting Officer, at Camber Energy, Inc., 450 Gears Road, Suite 860, Houston, Texas 77067 no later than the close of business on February 6, 2017 to be considered timely, pursuant to the terms of the Company’s Amended and Restated Bylaws, before the Company begins to print and send proxy materials. The Company recommends that such proposals be sent by certified mail, return receipt requested. Such proposals must also comply with the rules of the Securities and Exchange Commission regarding the inclusion of stockholder proposals in proxy materials, and may be omitted by the Company if not in compliance with applicable requirements.

Because the Meeting will be held more than 30 days from the anniversary of the Prior Meeting, in accordance with the Company’s Amended and Restated Bylaws, proposals of stockholders made outside of Rule 14a-8 under the Exchange Act must be received not later than the close of business on February 6, 2017 in order to be considered at the Meeting. Such proposals must be delivered to Paul Pinkston, the Company’s Chief Accounting Officer, at Camber Energy, Inc., 450 Gears Road, Suite 860, Houston, Texas 77067 and must also comply with all other requirements set forth in the Company’s Amended and Restated Bylaws and other applicable laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Camber Energy, Inc.

Dated: January 27, 2017	/s/ Anthony C. Schnur
Anthony C. Schnur
President and Chief Executive Officer